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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of KCS Energy, Inc. of the Annual Report on Form 10-K for the year ended December 31, 2004 for KCS Energy, Inc. in accordance with the requirements of the Securities Act of 1933, as amended, with the inclusion in such Annual Report of our oil and gas reserve audit as of December 31, 2004 incorporated therein, and to all references to our Firm included in this registration statement and the Annual Report, in the form and context in which they appear.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                           By: /s/ Federic D. Sewell
                                               ---------------------------------
                                           Federic D. Sewell
                                           Chairman and Chief Executive Officer

Dallas, Texas
June 9, 2005